Exhibit 10.9

July 17, 2024

PERSONAL AND CONFIDENTIAL

JFB Construction Holdings

1300 5. Dixie Highway, Suite B

Lantana, FL 33462

Attn: Joe Basile - Chief Executive

Officer Dear Mr. Basile,

This service agreement (“Agreement”) confirms the terms and conditions of the engagement of Chartered Services (“CS”) by JFB Construction Holdings, a Nevada Corporation (the “Company”) to render certain professional services to the Company.

1. Services. CS agrees to perform the following services to the Company during the Term (as defined below):

(a) Assist the Company with services related to its planned initial public offering (“IPO”), including preparation comment responses to the Securities and Exchange Commission (“SEC”) and NASDAQ, as requested;

(b) Assist the Company to setup the Company’s nomination system for all directors and aid in identifying qualified candidates for directors of the company, as requested;

(c) Review and ad vise the Company on all documents and accounting system s relating to its finances and transactions, with the purpose of bringing such documents and systems into compliance with United States GAAP or disclosures required by SEC, as requested;

(d) Provide necessary consulting service s and support as a liaison for the Company to third party service providers, including coordination amongst the Company and their related attorneys, CPAs and the transfer agent, as requested; and

(e) Provide business development services, as requested.

2. Fees.

(a) The Company agrees to pay CS for its services professional service fees (the “Service Fee” or “Securities”) consisting of 360,000 shares of the Company’s Class A Common Stock. Such shares shall be issued within 5 business days of the Effective Date of this Agreement. Further, the Company shall issue additional shares of the Company’s Class A Common Stock for CS in order for CS to maintain its four and half percent (4.5%) ownership of the Company based on the Company’s fully diluted equity of the Company as of the date immediately prior to listing on NASDAQ or any other public exchange (the “True-Up”). However, the calculation of the fully diluted equity for the True -Up shall exclude any shares reserved under the Company equity incentive plan and any outstanding warrants issued by the Company. The True-Up shares shall be within 30 days of the Company listing on NASDAQ or any other public exchange. All Securities shall be deemed fully earned and non-assessable on the date of issuance.

(b) In addition to any fees that may be payable to CS under this Agreement, the Company agrees to reimburse CS, upon request made from time to time, for its reasonable out of pocket expenses incurred in connection with CS’s activities under this Agreement, including the reasonable fees and travel expenses for meetings on behalf of the Company. All such fees, expenses and costs will be pre-approved by the Company in writing, and are payable by the Company when invoiced. Upon expiration of this Agreement any unreimbursed fees and expenses will be immediately due and payable.

3. Term. The term of this Agreement shall commence on signing of this Agreement and CS shall perform services as described above for a period of twelve (12) months (the Term). This Agreement may be renewed upon mutual writ ten agreement of the parties hereto. This agreement may be terminated by the Company prior to its expiration or services being rendered with 45 days prior written notice to CS.

Any obligation pursuant to this Paragraph 3, and pursuant to Paragraphs 2 (payment of fees), 4 (indemnification), 5 (matters relating to engagement), 7 (governing law); 8 (attorney fees) and 11 (miscellaneous) hereof, shall survive the termination or expiration of this Agreement. As stated in the foregoing sentence. the parties specifically agree that in the event the Company terminates this Agreement prior to expiration of the Term, the full Service Fee shall become immediately due and payable.

4. Indemnification. In addition to the payment of fees and reimbursement of fees and expenses provided for above. the Company agrees to indemnify CS and its affiliates with regard to the matters contemplated herein. as set forth in Exhibit A, attached hereto, which is incorporated by reference as if fully set forth herein.

5. Matters Relating to Engagement. The Company acknowledges that CS has been retained solely to provide the services set forth in this Agreement.

(a) In rendering such services. CS shall act as an independent contractor. Accordingly, CS and Company each acknowledge and agree that CS will not be treated as an employee for purposes of any applicable law covering the employer-employee relationship. Consultant further acknowledges that he is responsible for his own taxation affairs and for the payment of any taxation due in respect of the payment to the Consultant in connection with the provision of Services by the Consultant under this Agreement; and that CS understands his responsibilities with respect to the payment of these taxes. CS agrees to indemnify the Company against all losses. costs. demands. damages. expenses and claims howsoever incurred by the Company in relation to the taxation treatment of the payments made under this Agreement or as a result of the breach by the Consultant of any of the terms of this Agreement.

(b) The Company acknowledges that any duties of CS arising out of its engagement hereunder shall be owed solely to the Company. The Company further acknowledges that CS may perform certain of the services described herein through one or more of its affiliates.

(c) The Company acknowledges that CS is a consulting firm that is engaged in providing consulting services. The Company acknowledges and agrees that in connection with the performance of CS’s services hereunder (or any other services) that neither CS nor any of its employees will be providing the Company with legal, tax or accounting advice or guidance (and no advice or guidance provided by CS or its employees to the Company should be construed as such). Further. neither CS nor its employees hold itself or themselves out to be advisors as to legal, tax, accounting or regulatory matters in any jurisdiction. CS may retain attorneys and accountants that are for CS’s benefit, and CS may recommend a particular law firm or accounting firm to be engaged by the Company and may pay the legal expenses or accounting expenses associated with that referral on behalf of the Company, after full disclosure to the Company and the Company’s consent that CS make such payment on its behalf. However, CS makes no recommendation as to the outcome of such referrals. The Company shall consult with its own legal. tax, accounting and other advisors concerning all matters and advice rendered by CS to the Company, and the Company shall be responsible for making its own independent investigation and appraisal of the risks, benefits and suitability of the advice and guidance given by CS to the Company. Neither CS nor its employees shall have any responsibility or liability whatsoever to the Company or its affiliates with respect thereto.

(d) The Company recognizes and confirms that in performing its duties pursuant to this Agreement, CS will be using and relying on data. material and other information furnished by the Company, a third party provider, or their respective employees and representatives (the “Information”). The Company will cooperate with CS and will furnish CS with all Information concerning the Company and any financial information or organizational or transactional information which CS deems appropriate, and the Company will provide CS with access to the Company’s officers, directors, employees, independent accountants and legal counsel for the purpose of performing CS’s obligations pursuant to this Agreement.

(e) The Company hereby agrees and represents that all Information furnished to CS pursuant to this Agreement shall be accurate and complete in all material respects at the time provided, and that, if the Information becomes materially inaccurate. incomplete or misleading during the term of CS’s engagement hereunder, the Company shall promptly advise CS in writing. Accordingly, CS assumes no responsibility for the accuracy and completeness of the Information. In rendering its services, CS will be using and relying upon the Information without independent verification evaluation thereof.

6. Representations and Warranties by CS. CS, by its acceptance of the Securities, represents and warrants to Company as follows:

(a) CS is acquiring the Securities with the intent to hold as an investment and not with a view of distribution.

(b) CS is an “accredited investor” within the definition contained in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), and is acquiring the Securities for its own account, for investment, and not with a view to, or for sale in connection with, the distribution thereof or of any interest therein. CS has adequate net worth and means of providing for its current needs and contingencies and is able to sustain a complete loss of the investment in the Securities, and has no need for liquidity in such investment. CS, itself or through its officers, employees or agents, has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment such as an investment in the Securities, and CS, either alone or through its officers, employees or agents, has evaluated the merits and risks of the investment in the Securities.

(c) CS acknowledges and agrees that it is acquiring the Securities hereunder based upon its own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature, whether in writing, orally or otherwise, made by or on behalf of or imputed to the Company.

(d) CS has no contract, arrangement or understanding with any broker, finder, investment bank, financial intermediary or similar agent with respect to any of the transactions contemplated by this Agreement.

(e) CS acknowledges and agrees that the value of the Securities, at any given time, could be less than the value of the Service Fee had CS elected to receive payments in cash, and CS accepts the investment risk associated therewith.

7. Governing Law and Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to conflict of laws’ provisions. All disputes arising out of or in connection with this agreement, or in respect of any legal relationship associated with or derived from this agreement, shall only be heard in any competent court residing in Broward County Florida. Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any manner provided by law. The Company further waives any objection to venue in any such action or proceeding on the basis of inconvenient forum. The Company agrees that any action on or proceeding brought against the CS shall only be brought in such courts.

8. Attorney Fees. In the event that any action is taken to enforce this Agreement or to collect any amounts due under this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all costs and expenses, including, but not limited to, reasonable attorneys’ fees, court costs, and any other expenses incurred in connection with such enforcement or collection efforts.

9. No Brokers. Each party represents and warrants to the other that it has not engaged or dealt with any broker, finder, or intermediary in connection with the negotiation, execution, or delivery of this Agreement. Each party agrees to indemnify, defend, and hold the other party harmless from and against any and all claims, liabilities, costs, or expenses (including reasonable attorneys’ fees) incurred as a result of any claim for brokerage or finder’s fees or commissions made by any third party based on any action or statement of the indemnifying party.

10. Authorization. The Company and CS represent and warrant that each has all requisite power and authority, and all necessary authorizations, to enter into and carry out the terms and provisions of this Agreement and the execution, delivery, and performance of this Agreement does not breach or conflict with any agreement, document, or instrument (including contracts, wills, agreements, records, and wire receipts, etc.) to which it is a party or bound.

11. Miscellaneous.

(a) Entire Agreement; Amendment. This Agreement constitutes the entire understanding and agreement between the Company and CS with respect to the subject matter hereof and supersedes all prior understandings or agreements between the parties with respect thereto, whether oral or written, express or implied. Any amendments or modifications must be executed in writing by both parties.

(b) Successors and Assigns. This Agreement and all rights, liabilities and obligations hereunder shall be binding upon and inure to the benefit of each party’s successors but may not be assigned without the prior written approval of the other party.

(c) Severability. If any pro vision of this Agreement shall be held or made invalid by a statute, rule, regulation. decision of a tribunal or otherwise. the remainder of this Agreement shall not be affected thereby and. to this extent, the provisions of this Agreement shall be deemed to be sever able.

(d) Counterparts. This Agreement may be executed in any number of counterparts. each of which shall be deemed to be an origin al. but such counterparts shall, together, constitute only one instrument.

(e) Headings. The descriptive headings of the Paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

Please confirm that the foregoing correctly sets forth our agreement by signing below in the space provided and returning this Agreement to CS for execution. which shall constitute a binding agreement as of the date first above written.

Chartered Services		JFB Construction Holdings

By:	/s/ Anayelis Dominguez	By:	/s/ Joe Basile
Name:	Anayelis Dominguez	Name:	Joe Basile
Title:	Manager	Title:	CEO

AGREED TO AND ACCEPTED DATE: July 17, 2024		AGREED TO AND ACCEPTED DATE: July 17, 2024

EXHIBIT A:

INDEMNIFICATION

The Company agrees to indemnify CS, its employees, directors, officers, agents, affiliates, and each person, if any, who controls it within the meaning of either Section 20 of the Securities Exchange Act of 1934 or Section 15 of the Securities Act of 1933 (each such person, including CS, is referred to as “Indemnified Party”) from and against any losses, claims, damages, and liabilities, joint or several (including all legal or other expenses reasonably incurred by an Indemnified Party in connection with the preparation for or defense of any threatened or pending claim, action or proceeding, whether or not resulting in any liability) (“Damages”), to which such Indemnified Party, in connection with providing its services or arising out of its engagement hereunder, may become subject under any applicable Federal or state law or otherwise, including but not limited to liability or loss (i) caused by or arising out of an untrue statement or an alleged untrue statement of a material fact or omission or alleged omission to state a material fact necessary in order to make a statement not misleading in light of the circumstances under which it was made, (ii) caused by or arising out of any act or failure to act, or (iii) arising out of CS’s engagement or the rendering by any Indemnified Party of its services under this Agreement; provided, however, that the Company will not be liable to the Indemnified Party hereunder to the extent that any Damages are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Party seeking indemnification hereunder.

These indemnification provisions shall be in addition to any liability which the Company may otherwise have to any Indemnified Party.

If for any reason, other than a final non-appealable judgment finding an Indemnified Party liable for Damages for its gross negligence or willful misconduct, the foregoing indemnity is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then the Company shall contribute to the amount paid or payable by an Indemnified Party as a result of such Damages in such proportion as is appropriate to reflect not only the relative benefits received by the Company and its shareholders on the one hand and the Indemnified Party on the other, but also the relative fault of the Company and the Indemnified Party as well as any relevant equitable considerations.

Promptly after receipt by the Indemnified Party of notice of any claim or of the commencement of any action in respect of which indemnity may be sought, the Indemnified Party will notify the Company in writing of the receipt or commencement thereof and the Company shall have the right to assume the defense of such claim or action (including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of fees and expenses of such counsel), provided that the Indemnified Party shall have the right to control its defense if, in the opinion of its counsel, the Indemnified Party’s defense is unique or separate to it as the case may be, as opposed to a defense pertaining to the Company. In any event, the Indemnified Party shall have the right to retain counsel reasonably satisfactory to the Company, at the Company’s sole expense, to represent it in any claim or action in respect of which indemnity may be sought and agrees to cooperate with the Company and the Company’s counsel in the defense of such claim or action. In the event that the Company does not promptly assume the defense of a claim or action, the Indemnified Party shall have the right to employ counsel to defend such claim or action. Any obligation pursuant to this Annex shall survive the termination or expiration of the Agreement.

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JFB Construction corp.

By:	/s/ Joe Basile
a :	Joe Basile
Title:	Chief Executive Officer

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